EXHIBIT 25.11




                             Securities Act of 1933 File No:____________
                             (If application to determine eligibility of trustee or delayed offering pursuant to Section 305(b)(2))

 _______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                               __________________

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

                                   13-4994650
                     (I.R.S. Employer Identification Number)

                       270 Park Avenue, New York, New York
                    (Address of  principal executive offices)

                                      10017
                                   (Zip Code)
                                 _______________

                               TRAVELERS CAPITAL V
             (Exact  name of registrant as specified in its charter)

      Delaware                               06-6432184
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)

                              388 Greenwich Street
                            New York, New York 10013
                                  (212)816-8000
               (Address, including zip code, and telephone number,
         including area code of registrant's principal executive offices)
                        _________________________________

                     Guarantee Of Trust Preferred Securities
                            (Title of the securities)
________________________________________________________________________

                                     GENERAL

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

        New York State Banking Department, State House, Albany, New York  12110.

        Board of Governors of the Federal Reserve System, Washington, D.C.,
20551

        Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.


Item 2.  Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1.    A copy  of the  Articles of  Association of  the  Trustee as  now in
effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

      3.    None,  authorization   to  exercise  corporate  trust  powers  being
contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

      5.  Not applicable.

      6.  The consent of  the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

      8.  Not applicable.

      9.  Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30th day of September, 1996.

                            THE CHASE MANHATTAN BANK

                            By Sheik Wiltshire
                               ------------------------
                              Second Vice President

                                Exhibit 7 to Form T-1


                                  Bank Call Notice

                               RESERVE DISTRICT NO. 2
                         CONSOLIDATED REPORT OF CONDITION OF

                              The Chase Manhattan Bank
                    of 270 Park Avenue, New York, New York 10017
                       and Foreign and Domestic Subsidiaries,
                       a member of the Federal Reserve System,

                     at the close of business June 30, 1996, in
             accordance with a call made by the Federal Reserve Bank of this
             District pursuant to the provisions of the Federal Reserve
                                        Act.

                                                                 Dollar Amounts
                              ASSETS                                in Millions


Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin   . . . . . . . . . . . . . . . . .       $  4,167
  Interest-bearing balances   . . . . . . . . . . . . .          5,094
Securities:   . . . . . . . . . . . . .
Held to maturity securities . . . . . . . . . . . . . .          3,367
Available for sale securities . . . . . . . . . . . . .         27,786
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold    . . . . . . . . . . . . . . . .         7,204
  Securities purchased under agreements to resell . . .           136
Loans and lease financing receivables:
  Loans and leases, net of unearned income  . . $67,215
  Less: Allowance for loan and lease losses . .   1,768
  Less: Allocated transfer risk reserve   . . .      75
                                                ------
  Loans and leases, net of unearned income,
  allowance, and reserve    . . . . . . . . . . . . . .       65,372
Trading Assets  . . . . . . . . . . . . . . . . . . . .       28,610
Premises and fixed assets (including capitalized
  leases)   . . . . . . . . . . . . . . . . . . . . . .        1,326
Other real estate owned   . . . . . . . . . . . . . . .           26
Investments in unconsolidated subsidiaries and
  associated companies  . . . . . . . . . . . . . . . .           68
Customer's liability to this bank on acceptances
  outstanding   . . . . . . . . . . . . . . . . . . . .          995
Intangible assets   . . . . . . . . . . . . . . . . . .          309
Other assets  . . . . . . . . . . . . . . . . . . . . .        6,993
                                                               -----
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . .     $151,453
                                                           =========

                                     LIABILITIES

Deposits
  In domestic offices   . . . . . . . . . . . . . . . .       $46,917
  Noninterest-bearing   . . . . . . . . . . . . $16,711
  Interest-bearing    . . . . . . . . . . . . .  30,206
                                                 ------
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's   . . . . . . . . . . . . . . . . . . . . .        31,577
  Noninterest-bearing   . . . . . . . . . . . .$  2,197
  Interest-bearing    . . . . . . . . . . . . .  29,380
                                                 ------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased  . . . . . . . . . . . . . . .       12,155
  Securities sold under agreements to repurchase . . . .        8,536
Demand notes issued to the U.S. Treasury . . . . . . . .        1,000
Trading liabilities .  . . . . . . . . . . . . . . . . .       20,914
Other Borrowed money:
  With a remaining maturity of one year or less  . . . .       10,018
  With a remaining maturity of more than one year  . . .          192
Mortgage indebtedness and obligations under capitalized
  leases     . . . . . . . . . . . . . . . . . . . . . .           12
Bank's liability on acceptances executed and outstanding        1,001
Subordinated notes and debentures  . . . . . . . . . . .        3,411
Other liabilities  . . . . . . . . . . . . . . . . . . .        8,091

TOTAL LIABILITIES   .. . . . . . . . . . . . . . . . . .      143,824
                                                              -------


                      EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . .           620
Surplus   . . . . . . . . . . . . . . . . . . . . . . .         4,664
Undivided profits and capital reserves  . . . . . . . .         2,970
Net unrealized holding gains (Losses)
on available-for-sale securities  . . . . . . . . . . .          (633)
Cumulative foreign currency translation adjustments . .             8

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . .         7,629
                                                           __________
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL    . . . . . . . . . . . . .      $151,453
                                                           ==========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                         JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                         WALTER V. SHIPLEY            )
                         EDWARD D. MILLER             )DIRECTORS
                         THOMAS G. LABRECQUE          )